                                                                    Exhibit A(2)
                             NOTICE OF ACCEPTANCE

          To Accompany 9% Convertible Notes of Bradlees Stores, Inc.


                        To: Goodwin, Proctor & Hoar LLP
                                Exchange Place
                                53 State Street
                               Boston, MA 02109
                            Attn:  Stephen T. Adams

DO NOT SEND THIS NOTICE OF ACCEPTANCE OR YOUR 9% CONVERTIBLE NOTES TO BRADLEES, INC.

                      For information call: (617) 570-1121

     Delivery of this Notice of Acceptance to an address other than as set forth above does not constitute a valid delivery.

     In order to accept the Offer to enter into Supplemental Agreement, you must complete and sign pages 2, 3 and 4 of this Notice of Acceptance, and have your attorney complete an opinion in the form set forth on page 5 of this Notice of Acceptance and deliver pages 2, 3 and 4, along with an opinion of counsel, to the address set forth above so that it is received not later than 12:00 midnight on July 21, 1999. Failure to provide any of the required information may cause this Notice of Acceptance not to be a valid delivery.

Ladies and Gentlemen:

     The undersigned hereby delivers this Notice of Acceptance and the 9% Convertible Notes of Bradlees Stores, Inc. (the "Note(s)") delivered herewith pursuant to and subject to the terms of the Offer to Enter into Supplemental Agreement dated June 23, 1999 (the "Offer") for the purpose of entering into the Supplemental Agreement as set forth in the Offer.

     In connection with the undersigned entering into the Supplemental Agreement, the undersigned represents that he or it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of entering into the Supplemental Agreement. The undersigned is entering into the Supplemental Agreement for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of the securities represented by the Supplemental Agreement or any part thereof.

     The undersigned is the only legal and beneficial owner of and has good title to the Notes delivered herewith. Such Notes are free and clear of all liens, pledges or encumbrances of any kind whatsoever.


                              Noteholder


                              --------------------------------------
                              Name:
                              Title:

                              Address:
                                      ------------------------------

                                      ------------------------------

                                      ------------------------------

                                              TAXPAYER IDENTIFICATION NUMBER
                                                    Substitute Form W-9
                                             (To be completed by all holders)
---------------------------------------------------------------------------------------------------------------------------
Name:
  (If joint names, list both and circle the name of the person or entity whose number you enter in Part 1 below)

Address:
        -----------------------------------------
        -----------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Part 1 -- Please provide your Taxpayer Identification             Part 2 (To be filled in only if Part 1 is left blank)
 Number ("TIN") in the space provided below and certify by
 signing below.
                                                                  [_]-- Awaiting TIN
 --------------------------------------------------
 (Social Security or Employer Identification Number)              [_]-- Exempt from backup withholding
---------------------------------------------------------------------------------------------------------------------------
Part 3 -- Certification -- Under penalties of perjury, I certify that:

1.  The information provided above on this Substitute Form W-9 is true, complete and correct, and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
    Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions -- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return.

Signature:                                                      Date:
           ----------------------------------------------             ------------------------------------------
NOTE:  Failure to complete and return this Substitute Form W-9 may result in backup withholding of any payments made to you.  Please review Substitute Form W-9 (Instruction 2) for additional details.
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


SUBSTITUTE FORM W-9

  Under Federal income tax law, each holder must provide the Agent with his, her or its correct taxpayer identification number ("TIN") and certify that the TIN is correct under penalties of perjury. Failure to furnish the correct TIN may subject the security holder to a penalty imposed by the Internal Revenue Service, and any option fee payable to the Noteholder may be subject to backup withholding.

  The TIN that must be provided on the Substitute Form W-9 is that of the registered holder of the Note(s). The TIN for an individual is his or her social security number. Sole proprietors may enter either their social security number or their employer identification number. For other entities the TIN is your employer identification number.

  The applicable Box in Part 2 of the Substitute Form W-9 may be checked if the person surrendering the Note(s) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. Exempt persons (including, among others, all corporations) are not subject to backup withholding for certain payments, such as interest and dividends, and should indicate their exempt status in Part 2 of the Substitute Form W-9.

                    Signature Page to Supplemental Agreement


Noteholder                    Principal Amount of Notes Tendered*
----------                    ----------------------------------

                              $
By:
    ------------------------
    Name:
    Title:
    Address:
    Telephone:
    Facsimile:

* The amount of Notes actually subject to the Supplemental Agreement may be reduced as provided in the Offer to Enter into Supplemental Agreement dated June 23, 1999.


********************************************************************************


                 Signature Page to Collateral Agency Agreement


Noteholder                    Principal Amount of Notes Tendered*
----------                    ----------------------------------

                              $
By:
   -------------------------
   Name:
   Title:
   Address:
   Telephone:
   Facsimile:

* The amount of notes actually subject to the Collateral Agency Agreement may be reduced as provided in the Offer to Enter into Supplemental Agreement dated June 23, 1999.

                             Form of Legal Opinion

  Each tendering Noteholder must return an opinion of counsel with this Notice of Acceptance. The opinion of counsel must be from counsel reasonably acceptable to the Companies, and give such counsel's unqualified opinion concerning the following:

     a. The Noteholder is a [insert nature of entity] duly organized and validly existing under the laws of the State of [insert jurisdiction of organization].

     b. The Noteholder has the power, corporate or otherwise, to enter into and perform the Supplemental Agreement, the Collateral Agency Agreement and the transactions contemplated thereby.

     c. The Supplemental Agreement and the Collateral Agency Agreement have been duly authorized, executed and delivered by the Noteholder, have been adopted by all necessary action, corporate or otherwise, of the Noteholder, and are legal, valid and binding obligations of the Noteholder, enforceable against the Noteholder in accordance with their terms.

     d. The execution, delivery and performance of the Supplemental Agreement and the Collateral Agency Agreement by the Noteholder will not violate, breach or conflict with any laws, rules or regulations applicable to the Noteholder or the organizational documents of the Noteholder.